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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                            ------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                   NEW YORK                                     13-4941247
        (Jurisdiction of incorporation                       (I.R.S. Employer
         if not a U.S. national bank)                      identification no.)
              FOUR ALBANY STREET                                  10006
              NEW YORK, NEW YORK                                (Zip Code)
   (Address of principal executive offices)

                            ------------------------

                              GENEVA STEEL COMPANY
              (Exact name of obligor as specified in the charter)

                     UTAH                                       93-0942346
         (State or other jurisdiction                        (I.R.S. employer
      of incorporation or organization)                    identification no.)
             10 SOUTH GENEVA ROAD                                 84058
                VINEYARD, UTAH                                  (Zip Code)
   (Address of principal executive offices)

                            ------------------------

                                  SENIOR NOTES
                      (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

                                       NAME                                       ADDRESS
        Federal Reserve Bank (2nd District)................................  New York, N.Y.
        Federal Deposit Insurance Corporation..............................  Washington, D.C.
        New York State Banking Department..................................  Albany, N.Y.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

ITEMS 3. -- 15.

     Not Applicable.

ITEM 16.  LIST OF EXHIBITS.

     EXHIBIT 1 -- Restated Organization Certificate of Bankers Trust Company
                  dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 23, 1992 -- Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-48267.

     EXHIBIT 2 -- Certificate of Authority to commence business -- Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

     EXHIBIT 3 -- Authorization of the Trustee to exercise corporate trust powers -- Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

     EXHIBIT 4 -- Existing By-Laws of Bankers Trust Company, dated as amended on
                  January 21, 1992. -- Incorporated herein by reference to
                  Exhibit 4 filed with Form T-1 Statement, Registration No. 33-48267.

     EXHIBIT 5 -- Not applicable.

     EXHIBIT 6 -- Consent of Bankers Trust Company required by Section 321(b) of the Act. -- Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

     EXHIBIT 7 -- A copy of the latest report of condition of Bankers Trust
                  Company dated as of September 30, 1993 -- (Copy attached).

     EXHIBIT 8 -- Not Applicable

     EXHIBIT 9 -- Not Applicable
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                             BANKERS TRUST COMPANY

                          SCHEDULE RC -- BALANCE SHEET

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1993

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

                                     ASSETS

                                                                                 DOLLAR AMOUNTS
                                                                                  IN THOUSANDS
                                                                                 ---------------
  1.  Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin(1).................    $ 1,750,000
      b. Interest-bearing balances(2)..........................................      2,595,000
  2.  Securities (from Schedule RC-B)..........................................      4,514,000
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds sold....................................................      1,901,000
      b. Securities purchased under agreements to resell.......................        366,000
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule RC-C).........     16,851,000
      b. LESS: Allowance for loan and lease losses.............................      1,412,000
      c. LESS: Allocated transfer risk reserve.................................              0
      d. Loans and leases, net of unearned income, allowance, and reserve
      (item 4.a minus 4.b and 4.c).............................................     15,439,000
  5.  Assets held in trading accounts..........................................     30,848,000
  6.  Premises and fixed assets (including capitalized leases).................        684,000
  7.  Other real estate owned (from Schedule RC-M).............................        269,000
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M).....................................................        158,000
  9.  Customers' liability to this bank on acceptances outstanding.............        522,000
 10.  Intangible assets (from Schedule RC-M)...................................         11,000
 11.  Other assets (from Schedule RC-F)........................................      8,516,000
                                                                                 ---------------
 12.  Total assets (sum of items 1 through 11).................................    $67,573,000
                                                                                 ---------------
                                                                                 ---------------

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.
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                             BANKERS TRUST COMPANY

                  SCHEDULE RC -- BALANCE SHEET -- (CONTINUED)

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1993

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

                                  LIABILITIES

                                                                                     DOLLAR AMOUNTS
                                                                                      IN THOUSANDS
                                                                                     --------------
13.  Deposits:
     a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E,
          part I)..................................................................   $  8,459,000
          (1) Noninterest-bearing(1)...............................................      2,923,000
          (2) Interest-bearing.....................................................      5,536,000
     b.   In foreign offices, Edge and Agreement subsidiaries and IBFs
          (from Schedule RC-E, part II)............................................     14,096,000
          (1) Noninterest-bearing..................................................        645,000
          (2) Interest-bearing.....................................................     13,451,000
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a.   Federal funds purchased..................................................     10,461,000
     b.   Securities sold under agreements to repurchase...........................        440,000
15.  Demand notes issued to the U.S. Treasury......................................              0
16.  Other borrowed money..........................................................     14,625,000
17.  Mortgage indebtedness and obligations under capitalized leases................          6,000
18.  Bank's liability on acceptances executed and outstanding......................        522,000
19.  Subordinated notes and debentures.............................................      1,277,000
20.  Other liabilities (from Schedule RC-G)........................................     13,985,000
21.  Total liabilities (sum of items 13 through 20)................................     63,871,000
22.  Limited-life preferred stock and related surplus..............................              0
                                          EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................................        250,000
24.  Common stock..................................................................        702,000
25.  Surplus (exclude all surplus related to preferred stock)......................        498,000
26.  a.   Undivided profits and capital reserves...................................      2,566,000
     b.   LESS: Net unrealized loss on marketable equity securities................              0
27.  Cumulative foreign currency translation adjustments...........................       (314,000)
28.  Total equity capital (sum of items 23 through 27).............................      3,702,000
                                                                                     --------------
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28).................................................   $ 67,573,000
                                                                                     --------------
                                                                                     --------------

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                             BANKERS TRUST COMPANY

                           SCHEDULE RC -- MEMORANDUM

To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best             / /
     describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1992
    1     =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
    2     =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
    3     =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
    4     =   Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
    5     =   Review of the bank's financial statements by external auditors
    6     =   Compilation of the bank's financial statements by external auditors
    7     =   Other audit procedures (excluding tax preparation work)
    8     =   No external audit work

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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of January 1994.

                                          BANKERS TRUST COMPANY

                                          By:           VALERIE DUNBAR
                                                       Valerie Dunbar
                                                  Assistant Vice President